 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 29, 2026
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Address of principal executive offices) (Zip Code)
(914) 641-2000
(Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2026, the Board of Directors (the “Board”) of ITT Inc. (the “Company”) elected Bertrand Loy and Kevin Wheeler as directors of the Company, effective August 1, 2026. The Board believes that Mr. Loy’s extensive global experience leading industrial and technology-driven manufacturing businesses and Mr. Wheeler’s extensive global industrial manufacturing leadership experience will provide valuable expertise to the Company.

The Board also considered the independence of Messrs. Loy and Wheeler under the New York Stock Exchange listing standards and the Company’s Corporate Governance Principles and concluded that Messrs. Loy and Wheeler are each independent under these standards.

The Board appointed Mr. Loy to the Company’s Audit Committee and appointed Mr. Wheeler to the Company’s Nominating and Governance Committee, in each case effective August 1, 2026.

Neither Mr. Loy nor Mr. Wheeler is a party to any arrangement or understanding pursuant to which he was elected to the Board, nor is either of them, or any of their respective immediate family members, a party, either directly or indirectly, to any transaction with the Company that would be required to be disclosed under Item 404(a) of Regulation S-K. Messrs. Loy and Wheeler will receive compensation for, and be entitled to indemnification in connection with, their service as members of the Board consistent with the Company’s normal arrangements for non-employee directors, as described in the Company’s proxy statement for its 2026 Annual Meeting of Shareholders. As described in the proxy statement, each of Messrs. Loy and Wheeler will receive a prorated annual cash retainer and restricted stock unit award promptly following his election.

In connection with the elections of Messrs. Loy and Wheeler, the Board increased its size from ten to twelve directors, effective August 1, 2026.

A copy of the press release announcing the elections of Messrs. Loy and Wheeler is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by ITT Inc., dated June 29, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

June 29, 2026	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
(Authorized Officer of Registrant)